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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Stratosphere Corporation:

We consent to incorporation by reference in registration statements (Nos. 33-97364, 33-82936, and 33-54188) on Form S-8 of Grand Casinos, Inc. of our report dated February 3, 1995, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Stratosphere Corporation (a development stage company majority-owned by Grand Casinos Resorts, Inc.) and subsidiary for the year ended December 31, 1994, which report appears in the Form 10-K of Grand Casinos, Inc. for the fiscal year ended December 29, 1996.

                                          KPMG Peat Marwick LLP

Las Vegas, Nevada
March 31, 1997